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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                               SEPTEMBER 30, 1998

Parent of Bay State Gas Company -- None

Subsidiaries of Registrant -- Northern Utilities, Inc.
                           -- Granite State Gas Transmission, Inc.

Subsidiaries of Granite State Gas Transmission, Inc. -- Natural Gas Development,
                                                     Inc.
                                         -- Bay State Energy Enterprises, Inc.
                                         -- EnergyUSA, Inc.
                                                     -- EnergyEXPRESS, Inc.

Subsidiaries of EnergyUSA, Inc. -- SavageAlert, Inc.
                                -- EnergySPE, Inc.

Subsidiaries of SavageAlert, Inc. -- Alert, Inc.
                           -- Alert Scientific, Inc.
                           -- Alert Air Systems, Inc.
                           -- Alert Mechanical Services, Inc.
                           -- Savage Engineering, Inc.

     Each subsidiary is wholly owned. Northern Utilities, Inc. and Granite State Gas Transmission, Inc. are incorporated in the State of New Hampshire. Bay State Energy Enterprises, Inc., EnergyUSA, Inc., EnergyEXPRESS, Inc., EnergySPE, Inc., Alert Air Systems, Inc. and Natural Gas Development, Inc. are incorporated in the Commonwealth of Massachusetts. SavageAlert, Inc., Alert, Inc., Alert Scientific, Inc., Alert Mechanical Services, Inc. and Savage Engineering, Inc. are incorporated in the State of Connecticut.

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